UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2007

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 20, 2007, McMoRan Oil & Gas LLC (“MOXY), a wholly owned subsidiary of McMoRan Exploration Co. (“McMoRan”) entered into a definitive Purchase and Sales Agreement with Newfield Exploration Company (“NFX”).  Pursuant to the terms of the agreement, MOXY has agreed to acquire substantially all of the property interests and related assets and obligations of NFX on the outer continental shelf of the Gulf of Mexico for $1.1 billion in cash.  The acquisition is expected to close in the third quarter of 2007 with an effective date of July 1, 2007.  This purchase price is subject to closing date adjustments to reflect the July 1 effective date.

The closing of the acquisition is subject to customary closing conditions, including the expiration or termination of the regulatory review period under the Hart Scott Rodino Antitrust Improvement Act of 1976 and obtaining the necessary consents from the Federal Minerals Management Service and other applicable state and federal authorities.

McMoRan has received $1.6 billion in financing commitments from JP Morgan and Merrill Lynch & Co., which will be used to fund the transaction, repay McMoRan’s existing $100 million second tier term loan and provide liquidity for  working capital requirements.  The financing will include an $800 million secured revolving bank credit facility and an $800 million interim bridge loan facility.  McMoRan expects to issue long-term notes and equity and equity-linked securities to replace the temporary bridge loan facility.

Item 8.01 Other Events
McMoRan also announced in a conference call with securities analysts on June 21, 2007 preliminary drilling results associated with its Flatrock exploratory well at South Marsh Island Block 212.   McMoRan indicated the well is drilling below 14,000 feet.  The well has encountered a resistive section indicating potential pay by log-while-drilling tools.  The well will continue drilling to 14,400 feet, the next casing point, and will be logged with wireline tools to evaluate this potentially productive zone.   Casing will be set over the zone before drilling deeper (the total planned depth for the well is 16,500 feet).

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
----------------------------------------
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer
and Secretary
(Principal Financial Officer)

Date:  June 22, 2007

McMoRan Exploration Co.
Exhibit Index

Exhibit Number

99.1	Purchase and Sale Agreement dated June 20, 2007 by and between Newfield Exploration Company as Seller and McMoRan Oil & Gas LLC as Buyer effective July 1, 2007.

99.2	Press Release dated June 21, 2007, titled “McMoRan Exploration Co. to Purchase Gulf of Mexico Shelf Properties from Newfield Exploration Company for $1.1 Billion.”

99.3	Slides presented in conjunction with McMoRan’s conference call announcing its acquisition of Newfield’s Gulf of Mexico shelf properties conducted via the internet on June 21, 2007.